UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 1, 2020

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045

(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Akorn, Inc. (the “Company”) and certain current and former Company officers and directors were named defendants in a putative class action litigation captioned In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-1713 (N.D. Ill.) (the “Securities Class Action”), filed in the United States District Court for the Northern District of Illinois (the “Court”). On August 9, 2019, the Company and the other defendants in the Securities Class Action entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve the Securities Class Action and the claims of the putative class. On August 26, 2019, the Court, among other things, preliminarily approved the settlement, subject to final approval at a settlement hearing (the “Settlement Hearing”). At the Settlement Hearing on March 13, 2020, the Court granted the lead plaintiff’s unopposed motion for final approval of the class action settlement and plan of allocation, certified a plaintiffs’ class for settlement purposes, found the settlement consideration fair, reasonable and adequate, and approved lead plaintiff’s application for an award of attorneys’ fees and litigation expenses. Later on March 13, 2020, the Court entered a final order and judgment.

The terms of the Settlement Agreement provide for the release of the class claims in exchange for a combination of (i) $27.5 million in insurance proceeds from the Company’s D&O insurance policies, (ii) the issuance by the Company of approximately 6.5 million shares of the Company’s common stock, no par value per share, and any additional shares of Company common stock that are released as a result of the expiration of out of the money options through December 31, 2024 (collectively, the “Settlement Shares”) and (iii) the issuance by the Company of contingent value rights, which have been designated the “Series A Contingent Value Rights” (the “CVRs”), with a five year term, subject to an extension of up to two years under certain circumstances. In accordance with the terms of the Settlement Agreement, a total of 6,713,905 Settlement Shares and a total of 6,713,905 CVRs were issued into separate escrow accounts on April 1, 2020.

The Settlement Shares and the CVRs were issued pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended. The Company will submit a Shares Outstanding Change Form to NASDAQ in respect of the issuance of the Settlement Shares. The Company has made an application to list the CVRs on the NASDAQ Global Select Market. If the listing is approved, the CVRs will trade under the ticker symbol “AKRXZ”.

CVR Agreement

In connection with the agreements contemplated by the Settlement Agreement, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”), dated April 1 2020, with American Stock Transfer & Trust Company, LLC, as trustee. In accordance with the terms of the Settlement Agreement, and pursuant to the CVR Agreement, holders of the CVRs are entitled to receive an annual cash payment from the Company of 33.3% of “Excess EBITDA” (defined in the CVR Agreement as earnings before interest, taxes, depreciation and amortization (EBITDA) above the amount of EBITDA required to meet a 3.0x net leverage ratio, assuming a $100.0 million minimum cash cushion, before any such CVR payment is triggered). To the extent any such annual payments are triggered under the CVR Agreement, they are capped at an aggregate of $12.0 million per year and $60.0 million in the aggregate during the term of the CVR Agreement.

Upon certain change of control transactions during the term of the CVR Agreement, if the Company’s senior debt and other debt for borrowed money is repaid in full in cash, the CVRs entitle the holders thereof to a cash payment in the aggregate amount of $30.0 million (the “Change of Control Payment”). If the Company is the subject of a voluntary or involuntary bankruptcy filing during the term of the CVR Agreement, holders of the CVRs are entitled to receive in the aggregate a $30.0 million general unsecured claim, which general unsecured claim will be subordinated to the Company’s senior debt in accordance with the terms of the Settlement Agreement (the “Bankruptcy Claim”). The $60.0 million cap on annual payments does not apply to the Change of Control Payment, if any, or affect the Bankruptcy Claim, should it arise. No further amounts are payable under the CVR Agreement following such a change of control transaction or bankruptcy event.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full terms of the CVR Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Contingent Value Rights Agreement, dated as of April 1, 2020, by and between Akorn, Inc. and American Stock Transfer & Trust Company, LLC.
4.2	Form of Series A Contingent Value Right (included in Exhibit 4.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

No Offer or Solicitation

This communication is for informational purposes only and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, and nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or an applicable exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This report includes statements that may constitute “forward-looking statements,” including expectations regarding the Company’s business, the path and milestones for executing a sale of the Company’s business, potentially through the filing of Chapter 11 cases under the U.S. Bankruptcy Code, the Company’s continued engagement in discussions with certain of its lenders regarding the process for such potential sale of the Company’s business and other statements regarding the Company’s plans and strategy. When used in this document, the words “will,” “expect,” “continue,” “believe,” “anticipate,” “estimate,” “intend,” “could,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) the effect of the Delaware Court of Chancery's October 1, 2018 decision against the Company and the Delaware Supreme Court's December 7, 2018 order affirming the Chancery Court's decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the Chancery Court’s decision and Delaware Supreme Court’s affirmation may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Second Amendment to Standstill Agreement and Third Amendment to Credit Agreement (the “Amended Standstill Agreement”) to the Company’s Loan Agreement, dated as of April 17, 2014, as amended, supplemented or otherwise modified from time to time, with the lenders thereunder and JPMorgan Chase Bank, N.A., as administrative agent, which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Amended Standstill Agreement to pay certain fees and expenses and increased interest margin, (ix) the Company’s exploration of strategic alternatives, including the alternatives of seeking to restructure its indebtedness and/or implement a strategic transaction (including a sale of its assets) with the protections of a filing under Chapter 11 of the U.S. Bankruptcy Code, (x) the risk that the insurance proceeds to be delivered pursuant to the Settlement Agreement are not available at the appropriate time and (xi) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: April 1, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer